EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of March 1, 2011

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000’	Under construction in Korea with delivery expected in the fourth quarter of fiscal year 2013.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000’	Under construction in Singapore with delivery expected in the third quarter of fiscal year 2012.	---	AVAILABLE	N/A
ATWOOD OSPREY	8,200’	Under construction in Singapore with delivery expected in the second quarter of fiscal year 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.
FIRM WORK –
Second quarter fiscal year 2014 if three-year commitment or second quarter fiscal year 2017 if six-year commitment.  (Contract provides option to extend to six years at time of delivery of rig)

					$470,000 (if three-year commitment) $450,000 (if six-year commitment)	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5000’	Australia	CHEVRON	FIRM WORK – October 2011 (Six months after the ATWOOD OSPREY commences operations in Australia)	$450,000 (until the ATWOOD OSPREY commences operations in Australia)/$390,000 thereafter	Day rate subject to change due currency exchange provisions in the contract.
ATWOOD FALCON	5,000’	Malaysia	SHELL	FIRM WORK – November 2011/January 2012 (depending on the length of the drilling program)	$431,000 (until August 24th)/ $300,000 thereafter	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD HUNTER	5,000’	Ghana/ Equatorial Guinea	KOSMOS ENERGY GHANA INC/NOBLE	FIRM WORK - October 2012	$538,000 to $545,000
The rig could incur approximately 20 zero rate days in the fourth quarter of fiscal year 2011 for regulatory inspections and planned maintenance.

Day rate subject to change due to cost escalation provisions in the contract.

JACK-UPS
ATWOOD MAKO	400’	Under construction in Singapore with delivery expected in the fourth quarter of fiscal year 2012.	---	AVAILABLE	N/A
ATWOOD MANTA	400’	Under construction in Singapore with delivery expected in the first quarter of fiscal year 2013.	---	AVAILABLE	N/A

ATWOOD ORCA	400’	Under construction in Singapore with delivery expected in the third quarter of fiscal year 2013.	---	AVAILABLE	N/A
ATWOOD BEACON	400’	Suriname/Guyana	MURPHY SURINAME OIL COMPANY, LTD./REPSOL EXPLORATION S.A./TEIKOKU OIL (SURINAME) CO. LTD. (INPEX) (“BEACON OPERATOR GROUP”)	FIRM WORK – October/November 2011 (4 wells)	$115,000
The contract provides an option to drill one (1) additional well at the current contracted day rate.  This option must be exercised by 10 days after the start of the second firm well.

The rig could incur approximately five zero rate days in the third quarter of fiscal year 2011 for regulatory inspections and planned maintenance.

ATWOOD AURORA	350’	Egypt	RWE DEA NILE GmbH (“RWE”)	FIRM WORK – April 2011	$133,000
Effective February, 21, 2011, RWE withdrew its notice of a force majeure event previously given on January 29, 2011.  We have agreed to a partial reduction of the operating day rate with RWE for the period of January 28, 2011 to February 8, 2011 to account for the reduced manning levels during that time.

Day rate subject to change due to cost escalation provisions in the contract.

VICKSBURG	300’	Thailand	NUCOASTAL (THAILAND) LIMITED	FIRM WORK – June 2011	$90,000
OTHER
ATWOOD SOUTHERN CROSS	2,000’	Malta	---	COLD STACKED	N/A
SEAHAWK	1,800’	Ghana	---	COLD STACKED	N/A
RICHMOND	70’	US Gulf of Mexico	---	COLD STACKED	N/A

DEFINITIONS AND DISCLAIMERS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks;   terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations);  the impact of governmental and industry laws and regulations; and environmental matters.  These factors and others are described and discussed  in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.  All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.